Execution Copy

M-Systems Flash Disk Pioneers Ltd.

U.S. $75,000,000 1.0% Convertible Senior Notes Due 2035

REGISTRATION RIGHTS AGREEMENT

March 23, 2005

Citigroup Global Markets Inc.
CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht + Co. LLC

As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

M-Systems Finance Inc., an exempted company limited by shares organized under the laws of the Cayman Islands (the "Company") and a direct wholly owned subsidiary of M-Systems Flash Disk Pioneers Ltd., a company organized under the laws of the State of Israel (the "Guarantor"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, U.S.$75,000,000 principal amount of its 1.0% Convertible Notes Due 2035 (the "Notes"), which are to be unconditionally guaranteed by the Guarantor (the "Guarantee"), upon the terms set forth in the Purchase Agreement among the Company, the Guarantor, M-Systems, Inc. ("MSI") (solely in respect to Section 14 thereof) and the Representatives dated March 17, 2005 (the "Purchase Agreement") relating to the initial placement (the "Initial Placement") of the Notes and the Guarantee.  The Notes are convertible into ordinary shares, par value NIS 0.001 per share (the "Ordinary Shares" and together with each of the Notes and the Guarantees, the "Securities"), of the Guarantor at the conversion price set forth in the Indenture (as defined below).  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company and the Guarantor agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a "Holder" and, collectively, the "Holders"), as follows:

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1.                  Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

"Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Affiliate" shall have the meaning specified in Rule 405 under the Act and the terms "controlling" and "controlled" shall have meanings correlative thereto.

"Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

"Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

"Closing Date" shall mean the date of the first issuance of the Notes and the Guarantees.

"Commission" shall mean the Securities and Exchange Commission.

"Deferral Period" shall have the meaning indicated in Section 3(i) hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Final Memorandum" shall mean the offering memorandum, dated March 17, 2005, relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

"Holder" shall have the meaning set forth in the preamble hereto.

"Indenture" shall mean the Indenture relating to the Securities, dated as of March 23, 2005, among the Company, the Guarantor, MSI (solely with respect to Section 14.12 thereof) and The Bank of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

"Initial Placement" shall have the meaning set forth in the preamble hereto.

"Initial Purchaser" shall have the meaning set forth in the preamble hereto.

"Losses" shall have the meaning set forth in Section 5(d) hereof.

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"Majority Holders" shall mean, on any date, Holders of a majority of the aggregate principal amount of Notes registered under a registration statement; provided, that, for the purposes of this definition, Holders of Ordinary Shares issued upon conversion of the Notes shall be deemed to hold a principal amount of Notes (in addition to the principal amount of Notes held by such Holders) equal to the product of (x) the number of such Ordinary Shares and (y) the prevailing conversion price as determined in accordance with the Indenture.

"Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

"NASD Rules" shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

"Notice and Questionnaire" shall mean a written notice delivered to the Company or the Guarantor substantially in the form attached as Annex A to the Final Memorandum.

"Notice Holder" shall mean, on any date, any Holder of Registrable Securities that has delivered a completed and executed Notice and Questionnaire to the Company or the Guarantor on or prior to such date.

"Prospectus" shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

"Purchase Agreement" shall have the meaning set forth in the preamble hereto.

"Registrable Securities" shall mean Securities outstanding as of the date of determination other than those that have been (i) registered under the Shelf Registration Statement and disposed of in accordance therewith,  or (ii) distributed to the public pursuant to Rule 144 (or are saleable by non-Affiliates of the Company or the Guarantor pursuant to Rule 144(k) under the Act) under the Act or any successor rule or regulation thereto that may be adopted by the Commission.

"Registration Default Damages" shall have the meaning set forth in Section 7 hereof.

"Securities" shall have the meaning set forth in the preamble hereto.

"Shelf Registration Period" shall have the meaning set forth in Section 2(c) hereof.

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"Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantor pursuant to the provisions of Section 2 hereof which covers some or all of the Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post‑effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

"Trustee" shall mean the trustee with respect to the Securities under the Indenture.

"Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

"underwriter" shall mean any underwriter of Securities in connection with an offering thereof under the Shelf Registration Statement.

2.                  Shelf Registration.  (a) The Company and the Guarantor shall as promptly as practicable (but in no event more than 120 days after the Closing Date) use its best efforts to file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders as described in the the form of Notice and Questionaire, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission.

(a)                Each of the Company and the Guarantor shall use its best efforts to cause the Shelf Registration Statement to become or be declared effective under the Act no later than 210 days after the Closing Date.

(b)               Each of the Company and the Guarantor shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the "Shelf Registration Period") from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (i) the second anniversary thereof or (ii) the date upon which there are no Registrable Securities outstanding.  The Company and the Guarantor shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if either voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company or the Guarantor in good faith and for valid business reasons (not including avoidance of the Company`s and the Guarantor`s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3(i) hereof.

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(c)                Each of the Company and the Guarantor shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)               Each Holder of Registrable Securities agrees to deliver a Notice and Questionnaire (and such other information as is required pursuant to Section 3(m) hereof) to the Guarantor at least ten Business Days prior to any distribution by it of Registrable Securities under the Shelf Registration Statement.  From and after the date the Shelf Registration Statement is declared effective until the end of the Shelf Registration Period, the Company and the Guarantor shall, as promptly as is practicable after the date a Notice and Questionnaire (and such other information as is required pursuant to Section 3(m) hereof) is delivered, and in any event within ten Business Days after such date, (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling holder in the Shelf Registration Statement and the related Prospectus and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement, use best efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable, provided that neither the Company nor the Guarantor shall be required under this Section 2(e) to file more than one post-effective amendment to the Shelf Registration Statement in any 45-day period; (ii) provide such Holder copies of any documents filed pursuant to Section 2(e)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(e)(i) hereof; provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company and the Guarantor shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof.  Notwithstanding anything contained herein to the contrary, neither the Company nor the Guarantor shall be under any obligation to name any Holder that is not a Notice Holder as a selling holder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(e) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared effective) shall be named as a selling holder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(e).

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3.                  Registration Procedures.  The following provisions shall apply in connection with the Shelf Registration Statement.

(a)                Each of the Company and the Guarantor shall:

(i)                 shall furnish to the Representatives, not less than three Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement or Prospectus and any amendments or supplements (other than supplements solely for the purpose of naming one or more Notice Holders as selling securityholders) and shall use reasonable best efforts to reflect in each such document when so filed with the Commission such comments as the Representatives reasonably shall propose.

(ii)               include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Guarantor in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b)               Each of the Company and the Guarantor shall ensure that:

(i)                 the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii)               the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                The Company and the Guarantor shall advise the Representatives, the Notice Holders and any underwriter that has provided in writing to the Guarantor a telephone or facsimile number and address for notices, and confirm such advice by notice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company and the Guarantor shall have remedied the basis for such suspension):

(i)                 when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post‑effective amendment thereto has become effective;

(ii)               of any request by the Commission for any amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

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(iii)             of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv)             of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v)               of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d)               Each of the Company and the Guarantor shall use its best efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e)                The Company and the Guarantor shall furnish to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f)                During the Shelf Registration Period, the Company and the Guarantor shall promptly deliver to each Initial Purchaser, each Notice Holder, and any sales or placement agents or underwriters acting on their behalf, without charge, as many copies of the Prospectus (including the preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request.  Each of the Company and the Guarantor consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Securities.

(g)               Prior to any offering of Securities pursuant to the Shelf Registration Statement, each of the Company and the Guarantor shall use their best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement or any offering pursuant to the Shelf Registration Statement, or taxation in any jurisdiction where it is not then so subject.

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(h)               Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company and the Guarantor shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                 In the event that (i) the Company and the Guarantor, in their reasonable judgment, believe that they possess material non-public information the disclosure of which would be seriously detrimental to the Company and the Guarantor and their respective subsidiaries, taken as a whole or (ii) the Propsectus would, in the reasonable judgment of the Company and the Guarantor contain a material misstatement or omission as the result of an event that has occurred or is continuing, the Company and the Guarantor shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Notice Holder`s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company or the Guarantor that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  The period during which the availability of the Shelf Registration and any Prospectus is suspended (the "Deferral Period") shall not exceed 60 days in any 90-day period or 90 days in any twelve-month period.  The Holders shall keep all such notices provided pursuant to this Section 3(i) in confidence.

(j)                 Not later than the effective date of the Shelf Registration Statement, the Company or the Guarantor shall provide a CUSIP number for the Securities registered under the Shelf Registration Statement and provide the Trustee with printed certificates for such Securities, free of any restrictive legends, in a form eligible for deposit with The Depository Trust Company.

(k)               Each of the Company and the Guarantor shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of each of the Company`s and the Guarantor`s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(l)                 Each of the Company and the Guarantor shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

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(m)             The Company and the Guarantor may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company or the Guarantor such information regarding the Holder and the distribution of such Securities as the Company or Guarantor may from time to time reasonably require for inclusion in the Shelf Registration Statement.  The Company and the Guarantor may exclude from the Shelf Registration Statement (or any amendment or supplement) the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request and in any event within the time periods provided under Section 2(e) hereof.

(n)               Each of the Company and the Guarantor and  shall enter into customary agreements (including, subject to Section 6 hereof, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof.

(o)               In connection with underwritten offerings of the Securities included in the Shelf Registration Statement, to the extent required by the managing underwriter, each of the Company and Guarantor shall:

(i)                 make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and the Guarantor and their respective subsidiaries as is customary for similar due diligence examinations;

(ii)               cause the Company`s and the Guarantor`s respective officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any the Shelf Registration Statement as is customary for similar due diligence examinations; provided that the inspection and information gathering pursuant to clause (i) and (ii) of this paragraph (o) shall be coordinated by a single party (or a single counsel (which shall be counsel to the Notice Holders) on behalf of the parties so inspecting and gathering);

(iii)             make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

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(iv)             obtain opinions of counsel to the Company and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v)               obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company and the Guarantor (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or the Guarantor or of any business acquired by the Company or the Guarantor for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary underwritten offerings; and

(vi)             deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 3(i) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantor.

The actions set forth in this paragraph (o) shall be performed only in connection with an underwritten offering of the Securities included in the Registration Statement and clauses (iii), (iv), (v) and (vi) of this paragraph (o) shall be performed at the times specified in the underwriting agreement relating to such underwritten offering, to the extent such actions are required thereunder.

(p)               In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantor shall use their reasonable efforts to assist such Broker-Dealer in complying with the NASD Rules.

(q)               Each of the Company and the Guarantor shall use its best efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement.

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4.                  Registration Expenses.  The Company and the Guarantor, jointly and severally, shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Kramer Levin Naftalis & Frankel LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.  Subject to the foregoing, the Holders shall pay any underwriting or brokerage discounts or commissions, taxes relating to the sale of the Securities and the fees any legal or financial advisors retained by such Holders.

5.                  Indemnification and Contribution.  (a)  Each of the Company and the Guarantor, jointly and severally, agrees to indemnify and hold harmless each Holder of Securities covered by the Shelf Registration Statement, each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each such Holder or Initial Purchaser and each person who controls any such Holder or Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of the party claiming indemnification specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Holder occurs under the circumstances where it shall have been determined by a court of competent jurisdiction by final judgment that (w) the Company and the Guarantor had previously furnished copies of the Prospectus to the Holders, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus;

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provided, further that the foregoing indemnity agreement of the Company and the Guarantor shall not inure to any Holder (or the directors, officers, employees, Affiliates and agents of such Holder, or any person who controls such Holder) to the extent that any such Holder effects any sale of Registrable Securities during a Deferral Period, provided that the Company and the Guarantor had provided notice of the commencement of such Deferral Period in accordance with Section 3(i) hereof.  This indemnity agreement shall be in addition to any liability that the Company or the Guarantor may otherwise have.

The Company and the Guarantor also jointly and severally agree to indemnify as provided in this Section 5(a) or contribute as provided in Section 5(d) hereof to Losses of each underwriter, if any, of Securities registered under the Shelf Registration Statement, its directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(n) hereof.

(a)                Each Holder of securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless each of the Company, the Guarantor, each of their respective directors, each of their officers who signs the Shelf Registration Statement and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each such Holder, but only with reference to written information relating to such Holder furnished to the Company or the Guarantor by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder`s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(b)               Promptly after receipt by an indemnified party under this Section 5 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party`s choice at the indemnifying party`s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.

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Notwithstanding the indemnifying party`s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(c)                In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending loss, claim, liability, damage or action) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, as calculated in accordance with the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as calculated in accordance with the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities registered under the Act.

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Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company or the Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Shelf Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company and the Guarantor, subject in each case to the applicable terms and conditions of this paragraph (d).

(d)               The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company and the Guarantor or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6.                  Underwritten Registrations.  (a)  If any of the Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, subject to the approval by the Company and the Guarantor; such approval by the Company and the Guarantor shall not be unreasonably delayed, withheld or conditioned.

(a)                No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person (i) agrees to sell such person`s Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7.                  Registration Defaults. If any of the following events shall occur, then the Company and the Guarantor, jointly and severally, shall pay (in accordance with the Indenture) liquidated damages (the "Registration Default Damages") to the Holders of Securities in respect of the Securities as follows:

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(a)                if the Shelf Registration Statement is not filed with the Commission on or prior to the 120th day following the Closing Date, then commencing on the 121st day after the Closing Date, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted into such Ordinary Shares) for the first 90 days from and including such 121st day and .50% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted in such Ordinary Shares) thereafter; or

(b)               if the Shelf Registration Statement is not declared effective by the Commission on or prior to the 210th day following the Closing Date, then commencing on the 211st day after the Closing Date, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted into such Ordinary Shares) for the first 90 days from and including such 211st day and .50% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted in such Ordinary Shares) thereafter; or

(c)                if the Shelf Registration Statement has been declared effective but ceases to be effective (other than (i) pursuant to Section 3(i) hereof or (ii) as a result of the need to file an amendment or supplement to the Shelf Registration Statement for the sole purpose of adding to or modifying Holder information contained in the Shelf Registration Statement) for more than five Business Days at any time during the Shelf Registration Period, then commencing on the sixth Business Day after the Shelf Registration Statement ceases to be effective, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted into such Ordinary Shares) for the first 90 days from and including such date on which the Shelf Registration Statement ceases to be effective and .50% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted into such Ordinary Shares) thereafter; or

(d)               if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the Registrable Securities at a rate of .25% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted into such Ordinary Shares) for the first 90 days from and including such date and .50% per annum of the principal amount of the Notes (or, with respect to Holders of Ordinary Shares issued upon conversion of the Notes, the principal amount of the Notes converted into such Ordinary Shares) thereafter;

provided, however, that (1) upon the filing of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of paragraph (b) above), (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of paragraph (c) above), or (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded (in the case of paragraph (d) above), Registration Default Damages shall cease to accrue; provided, further, that the Company and the Guarantor shall make any payment required to be made under this Section 7 to Holders of Ordinary Shares issued upon conversion of the Notes on the same basis and at the same time as payments are made under this Section 7 to Holders of the Notes pursuant to the Indenture.

8.                  No Inconsistent Agreements.  Neither the Company nor the Guarantor has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

9.                  Amendments and Waivers.  The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantor have obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that for the purposes of this Section 9, Holders of Ordinary Shares issued upon conversion of the Notes shall be deemed to hold a principal amount of Notes (in addition to the principal amount of Notes held by such Holders) equal to the product of (x) the number of such Ordinary Shares and (y) the prevailing conversion price as determined in accordance with the Indenture; provided, further that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Guarantor shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 9 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantor has obtained the written consent of the Initial Purchasers and each Holder.

10.              Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a)                if to a Holder, at the most current address given by such holder to the Company or Guarantor in accordance with the provisions of the Notice and Questionnaire , which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

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(b)               if to the Initial Purchasers or the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

(c)                if to the Company or the Guarantor, initially as set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company and the Guarantor by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

11.              Remedies.  Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. Each of the Company and the Guarantor agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

12.              Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Guarantor thereto, subsequent Holders of Securities, and the indemnified persons referred to in Section 5 hereof.  Each of the Company and the Guarantor hereby agrees to extend the benefits of this Agreement to any Holder of Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.              Consent to Service, Submission to Jurisdiction and Related Matters.

(a)                Each of the Company and the Guarantor, by the execution and delivery of this Agreement, designates and appoints M-Systems, Inc., 8371 Central Avenue, Newark, CA 94560, as the authorized agent of each of the Company and the Guarantor for as long as any of the Securities are outstanding from the date of this Agreement upon whom process may be served in any suit, proceeding or other action against the Company or the Guarantor instituted by any Holder, Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person controlling an Initial Purchaser as to which such Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or any such controlling person is a party and based upon this Agreement, the Indenture or the Purchase Agreement, or in any other action against the Company or the Guarantor in any Federal or state court sitting in the State of New York, arising out of the offering made by the Final Memorandum or any purchase or sale of securities in connection therewith, and each of the Company and the Guarantor expressly accepts jurisdiction of any such court in respect of any such suit, proceeding or other action and, without limiting other methods of obtaining jurisdiction, expressly submits to nonexclusive personal jurisdiction of any such court in respect of any such suit, proceeding or other action.

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Such designation and appointment shall be irrevocable, unless and until a successor authorized agent in the United States reasonably acceptable to the Representatives shall have been appointed by each of the Company and the Guarantor, such successor shall have accepted such appointment, and written notice thereof shall have been given to the Representatives. Each of the Company and Guarantor further agree that service of process upon its authorized agent or successor (and written notice of said service to the Guarantor, mailed by certified mail or sent by telex or delivered, as provided in Section 12 above) shall be deemed in every respect personal service of process upon each of the Company and the Guarantor in any such suit, proceeding or other action. In the event that service of any process or notice or motion or other application to any such court in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents of Civil and Commercial Matters or any successor convention or treaty.  Each of the Company and the Guarantor hereby irrevocably waives any objection that it may have or hereafter have to the laying of venue of any such action or proceeding arising out of or based on the Securities, this Agreement, the Indenture or the Purchase Agreement, or otherwise relating to the offering, issuance and sale of the Securities in any Federal or state court sitting in the State of New York, and hereby further irrevocably waives any claim that any such action or proceeding in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any appeals or proceeding arising out of the sale of the Securities, this Agreement, the Indenture or the Purchase Agreement rendered by any such Federal court or state court shall be conclusive and, except as prohibited by applicable law, may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing contained in this Agreement, the Indenture or the Purchase Agreement shall affect or limit the right of the Holders or the Initial Purchasers to serve any process or notice of motion or other application in any other manner permitted by law or limit or affect the right of the Holders or the Initial Purchasers to bring any action or proceeding against the Company or the Guarantor or any of their respective property in the courts of any other jurisdiction.  Each of the Company and the Guarantor further agrees to take any and all action, including the execution and filing of all such instruments and documents, as may be necessary to continue such designation and appointment or such substitute designation and appointment in full force and effect. Each of the Company and the Guarantor hereby agrees to the exclusive jurisdiction of the courts of the State of New York, or the Federal courts sitting in the State of New York, in connection with any action brought by them relating to or arising out of this Agreement, the Indenture, the Purchase Agreement or the sale of the Securities.

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(b)               Each of the Company and the Guarantor agrees that in any suit (whether in a court in the United States, Israel, the Cayman Islands or elsewhere) seeking enforcement of this Agreement, the Indenture, the Purchase Agreement or any provisions of such agreements (i) no defense (other than a procedural defense) given or allowed by the laws of any other state or country shall be interposed by the Company or the Guarantor in any such suit, action or proceeding unless such defense is also given or allowed by the laws of the State of New York or of the United States, (ii) if the plaintiffs therein seek a judgment in either United States dollars, currency of Israel or currency of the Cayman Islands, subject to foreign currency control regulations of Israel or the Cayman Islands, as the case may be, neither the Company nor the Guarantor will interpose any defense or objection to or otherwise oppose judgment, if any, being awarded in such currencies except to the extent that such a judgment would violate the laws of Israel or the Cayman Islands, as the case may be, and (iii) if the plaintiffs therein seek to have any judgment (or any aspect thereof) awarded in the currency of Israel or the Cayman Islands linked, for the period from entry of such judgment until actual payment thereof in full has been made, to either or both of the consumer price index of Israel or of the Cayman Islands, as the case may be, and changes in the exchange rate of the currency of Israel or the Cayman Islands, as the case may be, into United States Dollars, neither the Company nor the Guarantor will interpose any defense or objection to or otherwise oppose inclusion of such linkage in any such judgment except to the extent that such a judgment would violate the laws of Israel or the laws of the Cayman Islands. Each of the Company and the Guarantor agrees that it will not initiate or seek to initiate any action, suit or proceeding, in Israel, the Cayman Islands or in any other jurisdiction other than in the United States, seeking damages in respect of or for the purpose of obtaining any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning any alleged breach by the Company or other claim by the Holders or the Initial Purchasers in respect of this Agreement or any of the Initial Purchasers` rights under this Agreement, the Indenture or the Purchase Agreement, including without limitation any action, suit or proceeding challenging the enforceability of or seeking to invalidate in any respect the submission by the Company or the Guarantor hereunder to the jurisdiction of the courts or the designation of the laws as the law applicable to this Agreement, the Indenture or the Purchase Agreement, in each case as set forth herein.

(c)                The Company and the Guarantor, jointly and severally, agree that if any payment of any sum due under this Agreement, the Indenture or the Purchase Agreement from the Company or the Guarantor is made to or received by the Initial Purchasers or any controlling person of any Initial Purchaser in a currency other than freely transferable United States dollars, whether by judicial judgment or otherwise, the obligations of the Company or the Guarantor under this Agreement, the Indenture or the Purchase Agreement shall be discharged only to the extent of the net amount of freely transferable United States dollars that the Holders or the Initial Purchasers, or such controlling persons of the Initial Purchasers, as the case may be, in accordance with normal bank procedures, are able to lawfully purchase with such amount of such other currency. To the extent that the Holders or Initial Purchasers or such controlling persons of the Initial Purchasers are not able to purchase sufficient United States dollars with such amount of such other currency to discharge the obligations of the Company or the Guarantor to the Holders or Initial Purchasers or such controlling persons of the Initial Purchasers, as the case may be,

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the obligations of the Company or the Guarantor, as the case may be, to the Holders or the Initial Purchasers or such controlling persons of the Initial Purchasers, as the case may be, shall not be discharged with respect to such difference, and any such undischarged amount will be due as a separate obligation and shall not be affected by payment of or judgment being obtained for any other sums due under or in respect of this Agreement, the Indenture or the Purchase Agreement. To the extent that the Initial Purchasers or such controlling persons receive any payment with respect to such separate obligation in freely transferable United States dollars (or currency which can be used to purchase freely transferable United States dollars in the manner set forth above), the Holders or the Initial Purchasers or such controlling persons, as the case may be, will return to the Company or the Guarantor, as the case may be, a corresponding amount of the other currency.

15. Waiver of Immunity.  To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

14.              Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15.              Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

16.              Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.  The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17.              Severability.  In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18.              Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company, the Guarantor or any of their respective Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantor and the several Initial Purchasers.

Very truly yours,

M-Systems FINANCE Inc.

By:___________________________

Name:
Title:

M-Systems Flash Disk Pioneers Ltd.

By:___________________________

Name:
Title:

M-Systems, Inc.
(solely in respect of Section 13 hereof)

By:
Name:
Title:

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The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

Citigroup Global Markets Inc.
CIBC World Markets Corp.

C.E. Unterberg, Towbin

Thomas Weisel Partners LLC

WR Hambrecht + Co. LLC

By:  Citigroup Global Markets Inc.

By ____________________
Name:
Title:

For themselves and the other several
Initial Purchasers named in Schedule I
to the Purchase Agreement.

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